Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

American Honda Finance Corporation:

We consent to the use of our report incorporated by reference in this Registration Statement on Form S-3 (the “Registration Statement”) and to the reference to our firm under the heading “Experts” in the prospectus in the Registration Statement.

Los Angeles, California

August 8, 2019